COMPANY CONTACT: Jeff Magids Director of Finance & Investor Relations (281) 874-2700, (888) 991-SBOW	FOR IMMEDIATE RELEASE

SilverBow Resources Announces Closing of SandPoint Acquisition

Houston, TX – May 11, 2022 – SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or “the Company”) announced today that it has closed its previously announced acquisition of certain assets from SandPoint Operating, LLC, a subsidiary of SandPoint Resources, LLC, (collectively, “SandPoint"). Purchase consideration due to the seller, subject to customary closing adjustments, was comprised of approximately $31 million in cash and 1.3 million shares of SilverBow’s common stock. The cash portion of the purchase was funded with cash on hand and borrowings under the Company's revolving credit facility.
MANAGEMENT COMMENTS
Sean Woolverton, SilverBow’s Chief Executive Officer, commented, “This is the fourth deal we have closed since August of last year as we continue to execute on our strategic objectives. The SandPoint assets add meaningful production, inventory and reserves across a highly contiguous acreage position in La Salle and McMullen counties. Looking ahead, we expect to close the acquisition of the Sundance assets in June or July, at which time we will provide updated guidance. We expect an uplift to our borrowing base in conjunction with the closing of Sundance assets, which positions SilverBow with enhanced liquidity and multiple avenues of continued growth through the drill-bit and accretive acquisitions.”
ABOUT SILVERBOW RESOURCES, INC.
SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com. Information on the Company’s website is not part of this release.
FORWARD-LOOKING STATEMENTS
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management's expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, risks and uncertainties discussed in the Company’s reports filed with the Securities and

Exchange Commission. All forward-looking statements speak only as of the date of this news release. You should not place undue reliance on these forward-looking statements.

(Additional Information and Where to Find It)

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of SilverBow. This communication relates to a proposed transaction involving SilverBow and Sundance that is the subject of a proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) that provides full details of the proposed transaction and the attendant benefits and risk. This communication is not a substitute for the proxy statement or any other document that SilverBow may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SILVERBOW AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the proxy statement and other relevant documents may be obtained free of charge by accessing SilverBow’s website at www.sbow.com by clicking on the “Investors” link, or upon written request to SilverBow, 920 Memorial City Way, Suite 850, Houston, Texas 77024, Attention: Investor Relations. Shareholders may also read and copy any reports, statements and other information filed by SilverBow with the SEC, at the SEC at 1-800-SEC-0330 or on the SEC’s website.

(Participants in the Solicitation)

SilverBow and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the transaction under the rules of the SEC. Information regarding SilverBow’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 30, 2022 in connection with its 2022 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in SilverBow’s proxy statement and other relevant materials filed with the SEC. Investors should read the proxy statement and other relevant documents carefully before making any voting or investment decisions.

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